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                                                                    Exhibit 10.1

                            FIRST SAVINGS BANK, SLA
                       1992 INCENTIVE STOCK OPTION PLAN


     1. PURPOSE. The purpose of the First Savings Bank, SLA (the "Bank") 1992 Incentive Stock Option Plan (the "Plan") is to advance the interests of the Bank and its shareholders by providing those key employees of the Bank and its Affiliates, including First Savings Bancshares, MHC (the "Holding Company"), upon whose judgment, initiative and efforts the successful conduct of the business of the Bank and its affiliates largely depends, with additional incentive to perform in a superior manner. A purpose of the Plan is also to attract people of experience and ability to the service of the Bank and its Affiliates.

     2.  DEFINITIONS.

     (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Bank is a member; (ii) an unincorporated trade or business which is under common control with the Bank as determined in accordance with Section 414(c) of the Internal Revenue Code (the "Code") and the regulations issued thereunder; or (iii) the Holding Company. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).

     (b) "Award" means a grant of Non-statutory Stock Options, Incentive Stock Options, and/or Limited Rights under the provisions of this Plan.

     (c) "Board of Directors" or "Board" means the Board of Directors of the Bank.

     (d) "Change in Control" of the Bank or the Holding Company shall mean (i) a plan of reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank or the Holding Company or a similar transaction occurs in which the Bank or the Holding Company is not the resulting entity; (ii) individuals who constitute the Board of Directors of the Bank or the Board of Directors of the Holding Company cease for any reason to constitute a majority thereof; or (iii) a change in control within the meaning of 12 C.F.R. (S)574.4 occurs, as determined by the Board of Directors of the Bank or the Holding Company, provided, however, that a change in control shall not be deemed to occur under 2(d)(i) or 2(d)(iii) of this section, if the transaction(s) constituting a change in control is approved by a majority of the Board of Directors of the Bank or the Holding Company, as the case may be. In the event the Holding Company converts from the mutual form of organization to the stock form of organization at any time subsequent to the effective date of this Agreement ("Stock Holding Company"), a "change in control" of the Bank or the Stock Holding Company for purposes of this Agreement shall mean an event of a nature that (I) would be required to be reported in response to Item 1 of the current report on Form
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8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934 (the "Exchange Act"); or (II) results in a Change in Control of the Bank or the Stock Holding Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof; or (III) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Stock Holding Company representing 20% or more of the Bank's or the Stock Holding Company's outstanding securities except for any securities of the Bank purchased by the Stock Holding Company and any securities purchased by the Bank's Employee Stock Ownership Plan and Trust; or (b) individuals who constitute the Board of the Bank or the Stock Holding Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Stock Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Stock Holding Company or similar transaction occurs in which the Bank or Stock Holding Company is not the resulting entity; or (d) a proxy statement soliciting proxies from stockholders of the Stock Holding Company, by someone other than the current management of the Stock Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Stock Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Stock Holding Company shall be distributed; or (e) a tender offer is made for 20% or more of the voting securities of the Bank or Stock Holding Company then outstanding.

     (e) "Committee" means a committee consisting of non-employee members of the Board of Directors, all of whom are "disinterested directors" as such term is defined under Rule 16b-3 under the Securities Exchange Act, as amended, as promulgated by the Securities and Exchange Commission.

     (f) "Conversion Transaction" means the conversion of the Holding Company from the mutual to stock form of organization either on a stand-alone basis or in the context of a merger conversion.

     (g) "Common Stock" means the Common Stock of the Bank, par value, $.01 per share.

     (h) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to that employee. Additionally, a medical doctor selected or approved by the Board of Directors must

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advise the Committee that it is either not possible to determine when such
Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant's lifetime.

     (i) "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the average of the reported bid and ask price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal, if published) or such other quotation system, as may be applicable, on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported. For purposes of the grant of options in connection with the reorganization of the Bank into a federal mutual holding company and simultaneous stock offering, Fair Market Value shall mean the initial offering price of the Common Stock.

     (j) "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to
Section 8.

     (k) "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 9.

     (l) "Non-statutory Stock Option" means an Option granted by the Committee to a participant and which is not designated by the Committee as an Incentive Stock Option.

     (m) "Normal Retirement" means termination of employment or service which constitutes retirement with full benefits under any tax-qualified plan maintained by the Bank or by reaching age 65.

     (n) "Option" means Award granted under Section 7 or Section 8.

     (o) "Participant" means an employee of the Bank or its affiliates chosen by the Committee to participate in the Plan.

     (p) "Plan Year(s)" means a calendar year or years commencing on or after January 1, 1992.

     (q) "Termination for Cause" means the termination because of the officer or employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

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3.   ADMINISTRATION.

     The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it sees necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it sees as necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

4.   TYPES OF AWARDS.

     Awards under the Plan may be granted in any one or a combination of:

     (a)  Non-statutory Stock Options; and
     (b)  Incentive Stock Options;
     (c)  Limited Rights as defined below in paragraphs 7 through 9 of the Plan.

5.   STOCK SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section 14, the maximum number of shares reserved for purchase pursuant to the exercise of options granted under the Plan is 60,000 shares of Common Stock of the Bank, par value $.01 per share. These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Bank. To the extent that options or Limited Rights are granted under the Plan, the shares underlying such options will be unavailable for future grants under the Plan except that, to the extent that options together with any related Limited Rights granted under the Plan terminate, expire or are cancelled without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares.

6.   ELIGIBILITY.

     Officers and other employees of the Bank or its Affiliates shall be eligible to receive Incentive Stock Options, Non-statutory Stock Options and/or Limited Rights under the Plan. Directors who are not employees or officers of the Bank or its Affiliates shall not be eligible to receive Awards under the Plan.

7.   NON-STATUTORY STOCK OPTIONS.

     7.1  Grant of Non-statutory Stock Options.

     The Committee may, from time to time, grant Non-statutory Stock Options to eligible employees and, upon such terms and conditions as the Committee may determine, grant Non-statutory Options in exchange for and upon surrender of previously granted Awards under

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this Plan. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

     (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be determined by the Committee on the date the option is granted. Such purchase price shall not be less than 100% of the Fair Market Value of the Bank's Common Stock on the Date of Grant. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Bank at the Fair Market Value of such shares on the date of surrender determined in the manner described in
Section 2(i).

     (b) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable and may provide that a Non-statutory Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. Notwithstanding the above, in the event of a Change in Control of the Bank or the Holding Company, all Non-statutory Stock Options shall become immediately exercisable.

     (c) Termination of Employment. Upon the termination of a Participant's service for any reason other than Disability, Normal Retirement, a Change in Control, death or Termination for Cause, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for a period of one year following termination. In the event of Termination for Cause, all rights under the Participant's Non-statutory Stock Options shall expire upon termination. In the event of the death, Disability or Normal Retirement of any Participant or a Change-in-Control, all Non-statutory Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for one year or such longer period as determined by the Committee following the date of the Participant's death, Normal Retirement or cessation of employment due to disability or a Change-in-Control, provided that in no event shall the period extend beyond the expiration of the Non-statutory Stock Option term.

8.   INCENTIVE STOCK OPTIONS.

     8.1 Grant of Incentive Stock Options. The Committee may, from time to time, grant Incentive Stock Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

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     (a) Price.  The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Bank's Common Stock on the Date of Grant. However, if a Participant owns stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Bank, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Bank's Common Stock on the Date of Grant. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Bank at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 2(i).

     (b) Amounts of Options. Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Committee. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 8.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award under this Section 8.1 exceeds this $100,000 limit, the portion of the award in excess of such limit shall be deemed a Non-statutory Option.

     (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If at the time an Incentive Stock Option is granted to an employee, the employee owns Common Stock representing more than 10% of the total combined voting power of the Bank (or, under Section 425(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to such employee shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the employee to whom it is granted.

     The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be

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exercised in whole or in part, provided that it is consistent with the terms of
Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Bank, all Incentive Stock Options shall become immediately exercisable.

     (d) Termination of Employment. Upon the termination of a Participant's service for any reason other than Disability, Normal Retirement, Change in Control, death or Termination for Cause, the Participant's Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for a period of three months following termination. In the event of Termination for Cause all rights under the Participant's Incentive Stock Options shall expire upon termination.

     In the event of death or Disability of any employee, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the Participant's legal representatives or beneficiaries for one year following the date of the Participant's death or cessation of employment due to Disability. Upon termination of the Participant's service due to Normal Retirement, or a Change in Control, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of Participant's cessation of employment, provided however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of the Participant's Normal Retirement. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

     (e) Compliance with Code. The options granted under this Section 8 of the Plan are intended to qualify as incentive stock options within the meaning of
Section 422 of the Code, but the Bank makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code.

9.   LIMITED RIGHTS.

     9.1  Grant of Limited Rights.

     Simultaneously with the grant of any option, the Committee may grant a Limited Right with respect to all or some of the shares covered by such option. Limited Rights granted under this Plan are subject to the following terms and conditions:

     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the Date of Grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control of the Bank or the Holding Company, except that such rights may not be exercised in the event of a change in control resulting from a stand-alone mutual to stock conversion of the Holding Company.

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     The Limited Right may be exercised only when the underlying option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related option.

     Upon exercise of a Limited Right, the related option shall cease to be exercisable. Upon exercise or termination of an option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Bank an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised.

10. LIMITATIONS UPON EXERCISE OF OPTIONS. Notwithstanding any other provision of this Plan, so long as the Holding Company remains in the mutual form of organization, an option granted under this Plan may not be exercised if the exercise of such an option would result in the Holding Company owning less than
50.1 percent of the Common Stock of the Bank.

11.  RIGHTS OF A SHAREHOLDER: NONTRANSFERABILITY.

     An optionee shall have no rights as a shareholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Bank or its Affiliates or to continue to perform services for the Bank or its Affiliates or interferes in any way with the right of the Bank or its Affiliates to terminate a Participant's services as an officer or other employee at any time.

     No Award under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the optionee, or by a guardian or legal representative.

12.  AGREEMENT WITH GRANTEES.

     Each Award of Options, and/or Limited Rights will be evidenced by a written agreement, executed by the Participant and the Bank or its Affiliates which describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

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13.  DESIGNATION OF BENEFICIARY.

     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any stock option or Limited Rights Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Bank and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

14.  DILUTION AND OTHER ADJUSTMENTS.

     In the event of any change in the outstanding shares of Common Stock of the Bank by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Bank, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

     (a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

     (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan;

     (c) adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such options.

     No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

15.  TREATMENT OF OPTIONS IN THE EVENT OF A CONVERSION TRANSACTION.

     In the event that the Holding Company converts to stock form in a Conversion Transaction ("Stock Holding Company"), any options outstanding shall, at the option of the holder, (i) be convertible into options for Common Stock of the Stock Holding Company, or (ii) be exercised by the holder prior to the Effective Date of the Conversion Transaction and the holder shall be entitled to exchange, in the same manner as other minority stockholders of the Bank, the shares of Common Stock of the Bank received upon such exercise for shares of Common Stock of the Stock Holding Company. Provided, however, that if for any reason such options are not to be converted or such shares are not exchanged, the holders of options under this plan shall receive cash payment for the shares of stock represented by the options in an amount equal to the initial offering price of the Common Stock of the Stock Holding Company at the closing of the Conversion Transaction, less the original exercise price of such options and,

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with respect to options that have been exercised, the Stock Holding Company shall redeem such shares for cash in the same manner as such redemption would occur for other minority stockholders of the Bank. Any exchange, conversion of options, or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate Regulatory Authorities.

16.  WITHHOLDING.

     The Bank shall withhold from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld to cover any applicable withholding and employment taxes and if the amount of such payment is insufficient, the Bank may require the Participant to pay to the Bank the amount required to be withheld. Alternately, a Participant may pay to the Bank the amount of cash required to be withheld for taxes in lieu of any withholding of payments or distributions under the Plan. If a Participant elects to have such taxes withheld, the election must be made in compliance with Rule 16b-3 of the Exchange Act in order to receive exemptive treatment.

17.  AMENDMENT OF THE PLAN.

     The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided however, that Sections 7.1 and 8.1 governing grants shall not be amended more than once every six months other than to comport with the Code or the Employee Retirement Income Security Act of 1974, as amended, if applicable, and provided further that if it has been determined to continue to qualify the Plan under the Securities and Exchange Commission Rule 16b-3, shareholder approval shall be required for any such modification or amendment which:

     (a) increases the maximum number of shares for which options may be granted under the Plan (subject, however, to the provisions of Section 14 hereof);

     (b) reduces the exercise price at which Awards may be granted subject, however, to the provisions of Section 14 hereof):

     (c) extends the period during which options may be granted or exercised beyond the times originally prescribed; or

     (d)  changes the persons eligible to participate in the Plan.

     Failure to ratify or approve amendments or modifications to subsections (a) through (d) of this Section by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

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     No such termination, modification or amendment may affect the rights of a
Participant under an outstanding Award.

18.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective upon the consummation of the Reorganization of First Savings Bank, SLA from a New Jersey savings association into a federal mutual holding company (the "Effective Date") on July 10, 1992. The Plan shall be presented to shareholders of the Bank for ratification for purposes of: (i) obtaining favorable treatment under Section 16(b) of the Securities Exchange Act of 1934; (ii) obtaining preferential tax treatment for Incentive Stock Options; and (iii) if applicable, maintaining listing on the Nasdaq National Market. The failure to obtain shareholder ratification will not affect the validity of the Plan and the options thereunder, provided, however, that if the Plan is not ratified, the Plan shall remain in full force and effect, and any Incentive Stock Options granted under the Plan shall be deemed to be Non-statutory Stock Options.

19.  TERMINATION OF THE PLAN.

     The right to grant Awards under the Plan will terminate upon the earlier of ten (10) years after the Effective Date of the Plan or the issuance of Common Stock or the exercise of options or related Limited Rights equivalent to the maximum number of shares reserved under the Plan as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

20.  APPLICABLE LAW.

     The Plan will be administered in accordance with the laws of the State of New Jersey to the extent not preempted by Federal law as now or hereafter in effect.

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21.  COMPLIANCE WITH SECTION 16.

     With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee administrator.


                                    FIRST SAVINGS BANK, SLA



_______________________________     ________________________________________
Date Adopted                        President and Chief Executive Officer



_______________________________     ________________________________________
Date Ratified by Stockholders       Secretary

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